PERELLA WEINBERG PARTNERS CAPITAL MANAGEMENT LP

CODE OF ETHICS UNDER RULE 17j-1
OF THE INVESTMENT COMPANY ACT OF 1940

January 2016

© 2016 Perella Weinberg Partners Capital Management LP

This personal trading accounts policy (“Policy”) applies to all partners, officers and employees (“Personnel”) of Perella Weinberg Partners Group LP and its affiliated companies (“Perella Weinberg Partners” or the “Firm”). It also may apply to consultants, contractors, temporary personnel and other service providers designated by Compliance (in light of the nature of their work and their potential access to confidential information of the Firm) and on terms determined by Compliance. All such persons are referred to herein as “access persons” and “you.” Please refer to Section F below for other defined terms used in this Policy.
This policy also constitutes a Code of Ethics Under Rule 17j-1 of the Investment Company Act of 1940, as amended (the “1940 Act”) and has been adopted by Perella Weinberg Partners Capital Management LP (“PWPCM”) in connection with PWPCM’s services as investment adviser or subadviser to any registered investment company (each, a “Proprietary Fund”) under the Investment Company Act of 1940, as amended (the “1940 Act”). See Section A.6 below.
Statement of Principles
It is imperative that we observe high ethical standards and be focused at all times on compliance - only by doing so can we maintain the trust of our clients and investors, regulators and the public, and in turn protect the Firm’s reputation, our most valuable asset. Ethics and compliance are about “doing the right thing,” and it is the personal responsibility of each and every one of us to be familiar with the Global Code of Business Ethics and Conduct (the “Global Code”) and this Policy and to abide by the letter and spirit of the Global Code and, to the extent applicable, this Policy at all times.
The Global Code and this Policy do not and cannot address every ethical, legal or regulatory issue you may encounter - you should exercise good judgment, common sense and integrity and, when in doubt as to the appropriate course of action in a particular situation or as to how the applicable Code or Firm policy applies to your particular business unit, you should consult your supervisor and/or Compliance for guidance.
You are required to comply with the Federal Securities Laws and the Firm’s policies and procedures, including this Policy.
It is your responsibility to act in the best interests of Perella Weinberg Partners and its clients and investors at all times. In addition, if you work for PWPCM, you owe a fiduciary duty to PWPCM’s clients.
You may not engage in personal activities that conflict with the interests of the Firm or its clients or investors or that may jeopardize the Firm’s reputation, and you may not allow your business responsibilities to be influenced, or appear to be influenced, by personal interests. You must promptly disclose to your supervisor and/or Compliance any situation that may present a conflict or the appearance of a conflict, so that appropriate action (including the adoption of safeguards) may be taken to address any actual or suspected conflict.

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Restrictions on Personal Securities Transactions
It is important to be aware that the Firm’s policy on trading is restrictive. It applies to you, immediate family members in your household and those accounts for which you are a trustee or fiduciary. You and those in your household are prohibited from purchasing securities of corporate issuers in accounts over which you or they exercise discretion. The Firm will, however, permit you to sell positions held prior to joining the Firm, provided that you obtain pre-approval. See Section A.1 below.
Under no circumstances may you engage in a securities, derivative or other transaction (or advise, encourage or procure others to do so): (i) when in possession of “material, non-public information” or “inside information,” (ii) that is based on “front running,” mirror trading or other activities of any Firm client, (iii) if the proposed transaction may otherwise be in conflict with the interests of any Firm client, or (iv) if the proposed transaction could breach any laws or regulations to which you or the Firm are subject, including, among others, insider trading and dealing laws.

You must also observe any restrictions imposed by the issuer of that security or otherwise imposed in relation to that security, for example, a “blackout period” or “restricted stock” legend. When in doubt, you should always consult with Compliance.

A.	TRANSACTIONS IN PERSONAL TRADING ACCOUNTS

1.	Covered Securities: Limitations and Pre-Approval Procedures

a.	Transactions in Covered Securities.
You are prohibited from purchasing or otherwise acquiring Covered Securities*, except for the following:

(i)	securities of individual companies to cover short positions you held prior to the date you joined the Firm; and

(ii)	Limited Offerings (as discussed in paragraph 3 of this Section A);
provided that, in each case, you seek pre-approval (see paragraph 1(d) below) and observe the Blackout Period and Minimum Holding Period requirements (see paragraph 1(c) below).
You may sell, gift or otherwise dispose of Covered Securities, provided that you have obtained pre-approvals and have observed the Blackout Period and Minimum Holding Period requirements.
You may receive (without the need to obtain pre-approval from the Firm):

(i)	Covered Securities directly from an issuer in connection with a transaction that you do not initiate (such as a stock split, conversion, exchange or rights issue);

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(ii)	if the Firm has approved a directorship and its compensation arrangement, a grant of stock or options by a company as compensation for your service as a director of that company; or

(iii)	a gift of Covered Securities.

*“Covered Securities” include any note, stock, bond, etc. of corporate issuers and options on any of the foregoing. See Section F for the detailed definition.

b.	Exempt Securities; Non-Covered Securities.
You do not need to pre-approve transactions in Exempt Securities** and are not subject to the limitations on dispositions and acquisitions of other Covered Securities, including the Blackout Period. You do remain subject, however, to applicable laws and regulations, including insider trading or dealing laws. In addition, Exempt Securities transactions remain subject to the Minimum Holding Period and the reporting obligations set forth in Section B.

**“Exempt Securities” include closed-end ’40 act funds, investment-grade government securities (i.e. municipal securities); publicly-available collective investment schemes authorized by the FCA and ETFs and ETNs. See Section F for the detailed definition.

Non-Covered Securities*** need not be pre-approved by the Firm and are not subject to the limitations on dispositions and acquisitions of Covered Securities, including the Blackout Period and the Minimum Holding Period. You do remain subject to applicable laws and regulations, including insider trading or dealing laws. If you are unsure whether a particular security is a Covered Security or a Non-Covered Security, you should consult with Compliance.

***“Non-Covered Securities” include, direct US government obligations, certificates of deposit, commercial paper; and ’40 Act funds (unless you are involved the business of a Firm advised ’40 Act fund - see Section A.6 below). See Section F for the detailed definition.

c.	Minimum Holding Period and Blackout Period.
(i) Minimum Holding Period. You are prohibited from purchasing then selling or selling then purchasing the same or equivalent (derivative) Covered Securities (other than shares of broad-based ETFs that track a market index, a list of which is available on the Intranet) within any 30 calendar day period (“Minimum Holding Period”) without pre-approval from Compliance. If you violate the Minimum Holding Period requirement, then the sanction for such violation shall be determined by Compliance, which remedy may include disgorging profits from the transaction. For purposes of disgorgement, profit recognition is based upon the difference between the most recent purchase and sale prices for the most recent transactions. Accordingly, profit recognition for disgorgement purposes may differ from the capital gains calculations for tax purposes. Trades of Proprietary Funds held within the Firm’s 401(k) will not be subject to disgorgement. The disposition of any disgorged profits will be at the discretion of the company, and you will be responsible for any tax and related costs.
(ii) Blackout Period. You are prohibited from engaging in any transaction involving a Covered Security (which for purposes of this paragraph includes securities of a

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Proprietary Fund) if you have knowledge that the Firm has in the last five business days engaged, or intends in the next five business days to engage, in a transaction on behalf of its clients with respect to such Covered Security. This is known as the “Blackout Period.”
If you initiate a transaction within the Blackout Period, in addition to being subject to sanctions for violating this Policy, such transaction will be unwound, unless that is not possible. If it is not possible to unwind such transaction, then the remedy for such violation shall be determined by Compliance, which remedy may include disgorging profits from the transaction in accordance with guidance provided by Compliance.

d.	Pre-Approval Process; Trading Window.
Transactions that require pre-approval must be pre-approved in writing or electronically (using the Personal Trading Account Transaction: Request and Authorization Form located in Appendix A, or such other form approved by Compliance) by (i) your supervisor, and (ii) Compliance; provided, no person may approve his or her own transactions. Except as otherwise specified by Compliance in a particular case, the approval of a transaction is effective only for the trading day on which the approval is granted.
Note that, if you are granted approval to place a good-till-cancelled (“GTC”) or stop-loss order, you may not (once the order has been placed) seek to amend or cancel the GTC order or withdraw the stop-loss order without obtaining prior approval from your supervisor and Compliance.
Notwithstanding the Firm’s approval of your transaction, and whether or not your transaction involves a Covered Security, you may under no circumstances acquire or dispose of a security when in possession of material, non-public information or “inside information” concerning that security. You must also observe any restrictions imposed by the issuer of that security or otherwise imposed in relation to that security, for example, a “blackout period” or “restricted stock” legend. When in doubt, you should always consult with Compliance.
If you come into possession of material non-public information or inside information after a proposed transaction has been approved, you must refrain from engaging in the transaction and must immediately notify Compliance. In addition, and in order to help preserve the confidentiality of information held by the Firm, you should not seek to determine why your trading request may have been denied and you should not disclose to your broker or other person handling your account the fact that your request has been denied. Please consult with Compliance if you need guidance in this regard.
2.    Initial Public Offerings and “New Issues”; Prohibited Transactions
You are prohibited from participating in Initial Public Offering transactions.
In addition, you may under no circumstances engage in transactions involving contracts for differences, spread betting on financial products, or betting on share or index performance.

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3.    Limited Offerings
You must obtain approval in writing or electronically from Compliance before directly or indirectly acquiring Beneficial Ownership in any securities in a Limited Offering (which includes any hedge fund, private equity or other private placement transaction). Any such approval may be requested using the Private Investment Approval Form attached as Appendix B hereto, or such other form approved by Compliance. The CCO, in determining whether approval should be granted, will take into account, among other factors, whether the investment opportunity should be reserved for Clients and whether the opportunity is being offered to the PWPCM employee by virtue of his or her position with PWPCM. The CCO will seek information sufficient to substantiate the foregoing conditions and confirm that PWPCM’s fiduciary responsibilities to its Clients remain upheld. It is noted that in the event the CCO grants approval, such securities may be subjected to a mandatory holding period to be determined by the CCO in his sole discretion.
Notwithstanding the foregoing, with respect to any Limited Offering sponsored or advised by the Firm or its affiliates, submission of, and approval by the Firm, of your subscription agreement constitutes the requisite preclearance required under this Policy.
Access persons who have been authorized to acquire securities in a Limited Offering must disclose that investment to the CCO when they are involved in PWPCM’s subsequent consideration of an investment in the issuer, and PWPCM’s decision to purchase such securities for any Proprietary Fund must be independently reviewed by investment personnel with no personal interest in that issuer.
4.    Restricted List
Employees are not permitted to trade in companies listed on the Restricted List in Personal Trading Accounts. When companies are added to the Restricted List, existing positions in Personal Trading Accounts are generally frozen. The Firm monitors Personal Trading Accounts transactions for Restricted List securities.
5.    Transactions in Managed Accounts and Open-End Mutual Fund Accounts; Self-Custodied Securities
Transactions in Managed Accounts and Open-End Mutual Fund accounts (subject to paragraph 6 below) need not be pre-approved by Compliance and, other than the prohibition of participation in IPO transactions, they are not subject to the limitations that are imposed on transactions in Personal Trading Accounts. You do remain subject, however, to applicable laws and regulations, including insider trading or dealing laws.
The prohibitions, limitations and pre-approval procedures outlined in this Section A apply to transactions by you, or by any of your related or associated persons, in Covered Securities not held in Personal Trading Accounts (for example, those held in physical certificates (self-custodied) or through stock option or restricted stock plans of former employers).
6.    Rules Applicable to Employees of Perella Weinberg Partners Capital Management LP Engaged in Advising ’40 Act Funds.

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PWPCM has adopted rules for certain personnel involved in PWPCM’s business of advising ’40 Act funds (each a “Proprietary Fund”). If you are in the business of advising a Proprietary Fund, you are also a “17j-1 Access Person” and you must pre-clear any transaction in a Proprietary Fund. For each 17j-1 Access Person, this Policy constitutes a Code of Ethics under Rule 17j-1 of the ’40 Act and has been adopted by PWPCM in connection with the management of each Proprietary Fund.
Upon your becoming a 17j-1 Access Person, the CCO will (i) provide notice to you of your being designated as 17j-1 Access Person; (ii) provide you with a copy of this Policy as currently in effect; and (iv) facilitate the execution of a certification. As with other access persons, you will be required to certify that you have read and understand this Code and recognize that you are subject to the provisions hereof and will comply with the policy and procedures stated herein. You will also be required to certify annually that you have complied with the requirements of this Code and that you have reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of this Code. The form of certification will be the Initial and Annual Holdings Report described in Section B.1 below.
B.    SCHEDULE OF ACCOUNTS; REPORTS AND CERTIFICATIONS
You must notify Compliance before opening a new Personal Trading Account. If your broker is not on the list of brokers that provide electronic feeds to Compliance, which list is available on the Intranet, you will also need to obtain pre-approval from Compliance before opening an account with such broker.
In addition, for each of your:

•
Managed Accounts, you will be required to certify, and request your advisor to certify, that you do not have authority, directly or indirectly, to influence, direct or effect specific investment decisions in such accounts. You will also be required to certify that you did not (a) suggest that the trustee or third-party discretionary manager make any particular purchases or sales of securities; (b) direct the trustee or third-party discretionary manager to make any particular purchases or sales of securities; or (c) consult with the trustee or third-party discretionary manager as to particular investment allocations; and

•	Trading Accounts and Open-End Mutual Fund accounts, you will be required to certify that you do not own any Proprietary Funds, except as specifically disclosed.
You must also promptly disclose to Compliance any Covered Securities held by you other than in a Personal Trading Account (for example, those held in physical certificates or through stock option or restricted stock plans of former employers). Your disclosure must include Covered Securities held by any of your related or associated persons.

1.	Initial and Annual Holdings Reports
Except as otherwise provided in this Policy, you must report in writing or electronically to Compliance for all Trading Accounts, no later than 10 days after you became an access person, the following information using the form attached as Appendix C.1 hereto, or such other form approved by Compliance:

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•	The title, number of shares and principal amount of each Covered Security in which you have any direct or indirect Beneficial Ownership when you became an access person;

•	The name of any broker, dealer or bank with whom you maintained an account in which any securities were held for your direct or indirect benefit as of the date you became an access person; and

•	The date that the report is submitted by you.

•	Such information must be current as of a date no more than 45 days prior to the date you became an access person.

•	Certifications regarding the access person’s disciplinary history and a certification regarding the access person’s compliance with this Policy.
In addition, all access persons are required to submit a report containing the information above annually to Compliance by January 30 of each year, together with quarterly transaction reports as described below, and will report information that is accurate as of a date no more than 45 days, as to holdings, and 30 days, as to transactions, before the report is submitted. Such information shall be provided using the form attached as Appendix C.2 hereto, or such other form approved by Compliance.

2.	Quarterly Transaction Reports
Except as otherwise provided in this Policy, every access person shall report in writing or electronically to Compliance, no later than 30 days after the end of each calendar quarter, the following information using the form attached as Appendix D hereto, or such other form approved by Compliance:

•
With respect to any transaction during the quarter in a Covered Security in which the access person had, or by reason of such transaction acquired, any direct or indirect Beneficial Ownership in the Covered Security:

◦	The date of the transaction, the title, the interest rate and maturity date (if applicable) and the number of shares and the principal amount of each Covered Security involved;

◦	The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

◦	The price of the Covered Security at which the transaction was effected;

◦	The name of the broker, dealer or bank with or through which the transaction was effected; and

◦	The date that the report is submitted by the access person.

•	With respect to any Trading Account established by the access person in which any securities were held during the quarter for the direct or indirect benefit of the access person:

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◦	The name of the broker, dealer or bank with whom the access person established the account;

◦	The date the account was established; and

◦	The date that the report is submitted by the access person.
In addition, for each of your Trading Accounts and Open-End Mutual Fund accounts, you will be required to certify that you do not own any Proprietary Funds, except as specifically disclosed.

3.	Certain Exceptions to Reporting; Form of Reporting

•
Notwithstanding provisions of this Section B to the contrary, an access person need not submit reports pursuant to this Section B with respect to transactions effected for, and Covered Securities held in, any account over which such person has no direct or indirect influence or control.

•	An access person need not make a Quarterly Transaction Report with respect to transactions effected pursuant to an Automatic Investment Plan.

•
An access person need not make a Quarterly Transaction Report if the report would duplicate information contained in Brokerage Reports received by the Firm and such Brokerage Reports contain all of the information required to be included in the Quarterly Transaction Report.

•
Any report under this Policy may contain a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect Beneficial Ownership in the security to which the report relates.

•	The form of reporting pursuant to this Section B shall be in accordance with such form and process as established by the CCO at his or her discretion.

4.	Financial Institution Confirmations
You must also promptly inform each financial institution with whom you have a Personal Trading Account that you work for a broker-dealer (or an affiliate of a broker-dealer) and that you are therefore subject to restrictions on trading and to pre-approval procedures and cannot participate in IPO transactions. In addition, for each of your Personal Trading Accounts, your financial institution must promptly provide to Compliance duplicate copies of Brokerage Reports. Please contact Compliance for assistance in this regard.
An access person may be asked to provide additional information or reports regarding personal securities holdings or transactions at any time if Compliance deems it necessary to properly monitor for conflicts of interest or evaluate trading patterns.
The Firm may use your Brokerage Reports and other information to monitor and review transactions in Personal Trading Accounts to detect conflicts of interest and for compliance with this Policy.
C.    SANCTIONS

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Upon discovering that an access person has not complied with the requirements of this Policy, the Firm may impose on such person whatever sanctions it deems appropriate, including disgorgement of profit, censure, suspension, or termination of employment.
D.    APPROVAL BY AND WRITTEN REPORT TO FUND BOARD OF DIRECTORS
Under Rule 17j-1, the Board of Directors of each Proprietary Fund must approve this Policy and material changes hereto. Any material changes to this Policy must be approved by such board no later than six months after the adoption of the material change. No less frequently than annually, PWPCM will furnish to the Board of Directors of each Proprietary Fund a written report that:

•
Describes any issues arising under this Policy or related procedures since the last report to the Board of Directors of such Proprietary Fund, including, but not limited to, information about material violations of this Policy or procedures by 17j-1 Access Persons and sanctions imposed in response to such material violations; and

•	Certifies that PWPCM has adopted procedures reasonably necessary to prevent 17j-1 Access Persons from violating this Policy.
E.    RECORDKEEPING
The Firm will maintain the following records for a period of five years in an easily accessible place, or as otherwise noted below:

•	A copy of this Policy and any Policy that was in effect at any time within the prior five years, including any amendments thereto;

•	A record of any violation of this Policy, and any actions taken in response to such violations for at least five years after the end of the fiscal year in which such violation occurs;

•	A record of all written acknowledgements of receipt of this Policy and any amendments for each person who is currently, or within the past five years was, an access person;

•
A record of all holdings and quarterly transaction reports made by access persons, including any Brokerage Reports provided in lieu of transaction reports for at least five years after the end of the fiscal year in which the report is made or the information is provided;

•
A record of the names of all current 17j-1 Access Persons, any persons who were 17j-1 Access Persons during the preceding five years and persons who are or were responsible for reviewing reporting under this 17j-1 Code; and

•
A record of any decision, and the reason supporting such decision, to approve a an access person participation in an Limited Offering for a period of five years from the end of the fiscal year in which the approval is granted.

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F.    DEFINITIONS
As used in this Policy, certain capitalized terms will have the following meanings:
17j-1 Access Person” means (i) any member, director, manager, officer, general partner or employee of PWPCM, or of the Firm or any other company in a Control relationship to PWPCM, who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the Purchase or Sale of a Covered Security by any Proprietary Fund, or whose functions relate to the making of any recommendations with respect to such purchase or sale, and (ii) any natural person in a Control relationship to any Proprietary Fund of PWPCM who obtains information concerning recommendations made to any Proprietary Fund with regard to the Purchase or Sale of a Covered Security by any Proprietary Fund. All directors and officers of PWPCM are presumed to be 17j-1 Access Persons.
“’40 Act” means the U.S. Investment Company Act of 1940, as amended.
“Automatic Investment Plan” means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An Automatic Investment Plan includes a dividend reinvestment plan.
“Beneficial Ownership” shall be interpreted in the same manner as it would be under Rule 16a-1(a)(2) under the Securities Exchange Act of 1934, as amended (the “1934 Act”), in determining whether a person is the beneficial owner of a security for purposes of Section 16 of the 1934 Act and the rules and regulations thereunder.
“Brokerage Reports” means those trade confirmations and monthly or other periodic statements issued by financial institutions for Trading Accounts, which must include, as applicable, the following information: (i) the date of a transaction, the title, the exchange ticker symbol or CUSIP number; (ii) the interest rate and maturity date (as applicable); (iii) the number of shares or interests, and the dollar amount (or other currency) of each covered security purchased or sold; (iv) the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition); (v) the price at which the transaction was effected; and (vi) the name of the broker, dealer or bank with or through which the transaction was effected, if any.
“Covered Securities” means a “security” as defined in Section 2(a)(36) of the ’40 Act, including any note, stock, treasury stock, security future, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a “security,” or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing; provided that none of the following shall be a Covered Security (each of the following, a “Non-Covered Security”):

•	Direct obligations of the Government of the United States;

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•	Bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and

•
Shares issued by open-end investment companies registered under the 1940 Act (other than shares of Proprietary Funds if you are a 17j-1 Access Person). For the avoidance of doubt, if you are a 17j-1 Access Person, shares issued by any Proprietary Fund are deemed Covered Securities and are subject to pre-clearance.

For purposes of this Policy, Covered Securities also include interests or shares of any private investments, securities sold short, commodities, futures, options, warrants and any other derivative instruments or similar investment products.
“Exempt Securities” means the following Covered Securities that are exempt from the pre-approval requirements of this Policy (except for any pre-approval requirements under the Minimum Holding Period rules of Section A.1(c)): (i) closed-end mutual funds (i.e., securities of closed-end investment companies registered under the 1940 Act); (ii) investment-grade government securities (i.e. municipal securities); (iii) publicly-available collective investment schemes that are authorized or recognized by the Financial Conduct Authority of the U.K.; (iv) ETFs and ETNs; (v) an exemption from pre-approval has been granted by Compliance; and (vi) other types of securities as determined by Compliance consistent with the principles of this Policy and with applicable law to be exempt from pre-approval by the Firm from time to time.
“Federal Securities Laws” means the 1933 Act, the 1934 Act, the Sarbanes-Oxley Act of 2002, as amended, the ‘40 Act, the Investment Advisers Act of 1940, as amended, Title V of the Gramm-Leach-Bliley Act, as amended, any rules adopted by the Commission under any of these statutes, the Bank Secrecy Act as it applies to funds and investment advisers, and any rules adopted under the Bank Secrecy Act by the Commission or the Department of the Treasury.
“Initial Public Offering” or “IPO” means an offering of securities registered under the Securities Act of 1933, as amended (the “1933 Act”), the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the 1934 Act.
“Limited Offering” means an offering that is exempt from registration under the 1933 Act pursuant to Section 4(2) or Section 4(5) or pursuant to Rule 504, Rule 505, or Rule 506 under the 1933 Act.
“Managed Accounts” means Trading Accounts where you do not have any authority, directly or indirectly, to influence, direct or effect specific investment decisions with respect to the assets held in such account.
“Non-Covered Securities” has the meaning set forth in the definition of “Covered Securities.”
“Open-End Mutual Fund Accounts” means Trading Accounts that permit only the trading of securities of open-end investment companies registered under the 1940 Act.
“Personal Trading Accounts” means Trading Accounts other than Managed Accounts and Open-End Mutual Fund Accounts, including, but not limited to, those for which an access person may exercise investment authority.

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“Proprietary Fund” means an investment company registered under the ’40 Act for which PWPCM acts as investment adviser or sub-adviser.
“Purchase or Sale of a Covered Security” means the purchase or sale of a Covered Security, and includes, among other things, the writing of an option to purchase or sell a Covered Security.
“Trading Accounts” means the following accounts held by you or any related or associated person, and in which securities can be bought or sold, whether or not the account currently holds any such securities: (i) accounts in your name (or in which you have a beneficial interest); (ii) accounts in the name of your spouse or domestic partner (or in which your spouse or domestic partner has a beneficial interest); (iii) accounts in the name of (or in which a beneficial interest is held by) your minor children or any other related person residing in the same household as you; (iv) accounts for which you are a trustee or fiduciary; and (v) any other accounts where you may, directly or indirectly, influence, direct or effect specific investment decisions (for example, an account held by a company in which you have a controlling interest).

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Appendix A
Perella Weinberg Partners
Personal Trading Account Transaction: Request and Authorization Form

Name:	Date of Request:
Issuer Name:	Symbol (if applicable):	Buy Sell
Type of security:	Country of issue:	Market on which traded:
Quantity and price of security:	Type of Order:

Issuer Name:	Symbol (if applicable):	Buy Sell
Type of security:	Country of issue:	Market on which traded:
Quantity and price of security:	Type of Order:

Issuer Name:	Symbol (if applicable):	Buy Sell
Type of security:	Country of issue:	Market on which traded:
Quantity and price of security:	Type of Order:
Financial institution maintaining account:
Account number and name(s):
	Name	Account Number
I hereby confirm the following: (i) I am not in possession of any material, non-public information or insider information concerning the issuers of the securities I am seeking to transact in; (ii) I do not know if the Firm or its affiliates has in the last five business days engaged, or intends in the next five business days to engage, in a transaction on behalf of its clients with respect to such covered security (or securities); (iii) for the securities I am seeking to transact in (other than shares of broad-based ETFs that track a market index), I have not transacted in the same or equivalent (derivative) securities within 30 calendar days and (iv) I am not otherwise aware of any conflicts of interest that might arise as a result of the proposed transactions. I also confirm that I have complied with any and all restrictions imposed by the issuer of the securities, for example, a “blackout period” or “restricted stock” legend.

Signature:		Date:
Supervisor’s Approval
Name:		Date Approved:
Signature:
Compliance Approval
Name:		Date Approved:
Signature:
Applicable conditions:

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Appendix B

Perella Weinberg Partners Group LP
Private Investment Approval Form

If Perella Weinberg Partners determines that a particular investment presents an actual or potential conflict with the interests of Perella Weinberg Partners and /or its clients or investors, or is otherwise not consistent with the best interests of the Firm, your request may not be approved.

NOTE: PWP reserves the right to review the relevant offering document or other documentation regarding the private investment. You are required to notify Compliance prior to disposing of or withdrawing from any private investment.

Employee:                             Amount of Investment:
Name of Investment:                         Percent of Total Capitalization:
Type of Investment: ⁬ Equity ⁬ Debt ⁬ Hedge Fund ⁬ Private Equity Fund ⁬ Other
Type of Transaction: ⁬ Buy ⁬ Sell Expected Date of Investment or Withdrawal:

Description of Private Investment: (For equity or debt, describe the company and industry. For hedge funds or private equity funds, describe investment strategy. For other investments describe in detail the nature of investment.):

Does the private investment vehicle (or its affiliates) have a business relationship with PWP? ⁬ Yes ⁬ No
If yes, then explain: _____________________________________________________________________________
Have you solicited anyone to invest alongside you or provide you financing in the transaction? ⁬ Yes ⁬ No
If yes, then explain: _____________________________________________________________________________
To your knowledge, are the terms of your investment the same as offered to all other investors? ⁬ Yes ⁬ No
If no, then explain differences (different fee, lock up period, etc.): ________________________________________
Aside from your investment, do you have any personal affiliation with, expect to receive any “selling compensation”* or serve in any role (other than a passive role) for the private investment?      ⁬ Yes ⁬ No
If yes, then explain:
I declare that the information given above is true, accurate and complete, and, to the best of my knowledge, this investment will not present any direct or implied conflict of interest with my current duties or responsibilities. I have no material non-public information or other knowledge pertaining to this proposed transaction that constitutes a violation of Firm policy, confidentiality agreements or securities laws. The proposed transaction does not limit any Firm Client’s investment opportunities or disadvantage a Client in any way.
Date of Request:
Signature of Employee

Approvals:
By:                            Date of Action:
Signature of Department Head

Approved based on the answers to the questions above:
By:                            Date of Action:
Signature of Compliance
Notes:
*“Selling compensation” means any compensation paid directly or indirectly from whatever source in connection with or as a result of the private investment, including, commissions, finder’s fees, securities or rights to acquire securities, rights of participation in profits, tax benefits, or dissolution proceeds, as a general partner or otherwise, or expense reimbursements.

January 2016                                            15

Appendix C.1
Perella Weinberg Partners
Initial Holdings Report
To Compliance:
1.I hereby acknowledge receipt of the Personal Trading Accounts Policy. I have read and understand the policy, and recognize it places obligations on me as an “access person.”
2.Except as noted below, I hereby certify that I have no knowledge of any conflict of interest related to my Covered Securities with the Firm, any client or any portfolio company.

3.Except as noted in Paragraph 4 below, I hereby certify that I do not have any accounts to report under the Firm’s Personal Trading Accounts Policy.
4. (a) Attached are my most recent brokerage statements that contain all of the requisite account information regarding my holdings of Covered Securities (or those of any related or associated persons to me), and they contain the following information, as applicable: (i) title of security; (ii) exchange ticker symbol or CUSIP number (if applicable); (iii) number of shares; (iv) principal amount; and (v) type of interest (direct or indirect); and (b) below is a list of all accounts (Managed Account, Open-End Mutual Fund Accounts, or Personal Trading Accounts) in which securities are held for my (or for any other associated or related persons’) direct or indirect benefit by brokers, dealers or banks.

Managed Accounts
Name of Broker, Dealer or Bank for Account	Account Number / Name	Date Established

Open-End Mutual Fund Accounts
Name of Broker, Dealer or Bank for Account	Account Number / Name	Date Established

Personal Trading Accounts
Name of Broker, Dealer or Bank for Account	Account Number / Name	Date Established

5.Within the last ten years there have been no complaints or disciplinary actions filed against me by any regulated securities or commodities exchange, any self-regulatory securities or commodities organization, any attorney general, or any governmental office or

January 2016                                            16

6.agency regulating insurance, securities, commodities or financial transactions in the United States, in any state of the United States, or in any other country.
7.I have not within the last ten years been convicted of or acknowledged commission of any felony or misdemeanor arising out of my conduct as an employee, salesperson, officer, director, insurance agent, broker, dealer, underwriter, investment manager or investment adviser.
8.I have not been denied permission or otherwise enjoined by order, judgment or decree of any court of competent jurisdiction, regulated securities or commodities exchange, self-regulatory securities or commodities organization or other federal or state regulatory authority from acting as an investment adviser, securities or commodities broker or dealer, commodity pool operator or trading adviser or as an affiliated person or employee of any investment company, bank, insurance company or commodity broker, dealer, pool operator or trading advisor, or from engaging in or continuing any conduct or practice in connection with any such activity or the purchase or sale of any security.
9.For each of the Personal Trading Accounts and Open-End Mutual Fund accounts listed above, I certify that none of the open-end funds, if any, held in such accounts are Proprietary Funds, except as specifically disclosed. Currently, the GAI Agility Income Fund and the ACI Alternatives Income Fund (ALNNX) are Proprietary Funds.
10.For the each of the Managed Accounts listed above, I certify that I have no authority, directly or indirectly, to influence, direct or effect specific investment decisions with respect to the assets held in such accounts.
11.The information provided in this report is current as of ______________.
12.Defined terms in this certificate have the same meaning as those terms are used in the Personal Trading Accounts Policy.

Date Report Submitted:
Print Name:
Signature:
Title:

January 2016                                            17

Appendix C.2
Perella Weinberg Partners
Annual Accounts, Holdings,
Transactions & Outside Affiliations Report

For the Calendar Year ended December 31, __________.
Certain regulatory requirements and our Compliance Policies and Procedures require that we:
(1) Obtain a Compliance Acknowledgement and Undertaking from all personnel, on an annual basis, evidencing compliance with these requirements and our Policies; and
(2) Confirm that we have complete and accurate information regarding: trading accounts; securities/investment transactions; outside activities; legal proceedings; political contributions; and gifts and entertainment from all Firm personnel.
We ask that you review the information listed below regarding TRADING ACCOUNTS, PRIVATE INVESTMENTS and OUTSIDE ACTIVITIES that you have previously disclosed to Compliance, and then answer the following questions.
PLEASE NOTE THAT THIS INFORMATION MUST BE CURRENT AS OF DECEMBER 31 OF THE PREVIOUS YEAR. YOUR RESPONSE IS DUE BY JANUARY 30 OF THIS YEAR.
Accounts Certified*:

Managed Accounts
Name of Broker, Dealer or Bank for Account	Account Number / Name	Date Established

Open-End Mutual Fund Accounts
Name of Broker, Dealer or Bank for Account	Account Number / Name	Date Established

Personal Trading Accounts
Name of Broker, Dealer or Bank for Account	Account Number / Name	Date Established

Holdings Certified*:

Account	Holding	Type	Quantity	Price	Value

January 2016                                            18

Transactions Certified*:

Date of Transaction	Title of Security	Ticker Exchange Symbol or CUSIP number (as applicable)	Interest Rate & Maturity Date (if applicable)	Number of Shares	Principal Amount of Transaction	Nature of Transaction (Purchase, Sale, Other)	Price (and Currency)	Broker/ Dealer or Bank Through Whom Effected

Private Investments Certified*:

Holding	Type	Quantity	Price	Value

Outside Affiliations Certified*:

Company	Date Started	Date Ended	Role	Category	Affiliation By	Description of Role

*Attach additional sheets, if necessary, or provide statements containing the relevant information.
Accounts, Holdings Transactions & Outside Affiliations Questions:

Question 1:
I have abided by the Policies during the past year and will continue to do so going forward. If I do not abide by the Policies applicable to me, I agree to advise my supervisor and Legal & Compliance promptly.

I also agree to cooperate with any inquiry or investigation undertaken by the Firm relating to a matter addressed in the Policies.

I understand that any failure by me to comply with the Policies, or with this acknowledgement and undertaking, may subject me to disciplinary action, including termination of employment, to regulatory actions and to civil or criminal penalty.

Yes/No If No, explain: ___________________________________________________________.

Question 2:	Are all Trading Accounts and Holdings that have been or are required to be disclosed listed above?
Yes/No If you answered No, please fill in the information in the space provided above under “Accounts Certified” and/or “Holdings Certified” and return to Compliance.

Question 3:
Are all transactions in Covered Securities in Personal Trading Accounts that were effected during the previous quarter reflected in the brokerage statements and trade confirmations that are automatically forwarded to Compliance?

Yes/No

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If you answered No, please fill in the information in the space provided above under “Transactions Certified” and return to Compliance.
Question 4:
For any Personal Trading Accounts and Open-End Mutual Fund accounts listed above, I do not hold any Proprietary Funds in such accounts. (A Proprietary Fund would be the GAI Agility Income Fund and the ACI Alternatives Income Fund (ALNNX)).

True/False If No, explain: ___________________________________________________________.

Question 5:
For any Managed Accounts listed above, I do not have any authority, directly or indirectly, to influence, direct or effect specific investment decisions with respect to the assets held in such accounts

True/False If False, explain: ___________________________________________________________.

Question 6:
For any Managed Accounts listed above, I did not (a) suggest that the trustee or third-party discretionary manager make any particular purchases or sales of securities; (b) direct the trustee or third-party discretionary manager to make any particular purchases or sales of securities; or (c) consult with the trustee or third-party discretionary manager as to particular investment allocations.

True/False If False, explain: ___________________________________________________________.
Question 7:	Are all Private Investments and Outside Affiliations that have been or are required to be disclosed listed above?
Yes/No If No, please complete the Private Investment Pre-Approval Form and Outside Activities Pre-Approval Form accessible via the Intranet and return to Compliance.

Question 8:	Are all Private Investments and Outside Affiliations listed above current?
Yes/No If No, please specify an end or sale date.

Question 9:	Do you act as trustee or managing agent for any trust that you haven't already disclosed to Compliance?
Yes/No If Yes, please identify the trust.

Question 10:
I have not made any political contributions to any person currently holding or running for a position with any U.S. State or local government without providing disclosure to, and receiving written permission from Compliance.

True/False If False, please provide details of the undisclosed contribution: __________________.

Question 11:
All gifts and business entertainment that I have given and received have been disclosed to the Firm in accordance with Firm policies and procedures. (Note: Employees are prohibited from giving or receiving gifts in excess of $100 per person per year. If a provider of entertainment does not accompany you to the event, it should be considered a gift for reporting purposes. Employees should obtain pre-approval from their supervisor (after consulting with Compliance) for the provision or receipt of business entertainment: (i) that is expected to have a value greater than $250 per person; or (ii) the total cost of which is expected to exceed $5,000).

Yes/No If No, please provide details: ____________________________________________.

Question 12:
Do you or any members of your immediate family have a direct or material indirect business relationship with Ernst & Young LLP or any of its affiliates, or have an ownership interest of five percent or more in, or

January 2016                                            20

serve as an officer or director of, any company (public or private) that has a direct or material indirect business relationship with Ernst & Young LLP or any of its affiliates?
Yes/No If Yes, please provide details: ____________________________________________.

Question 13:	Are you aware of any reason Ernst & Young LLP would not be considered to be independent?
Yes/No If Yes, please provide details: ____________________________________________.

Question 14:	Does your spouse, any immediate family member or any person to whom you provide material support currently conduct business or work for an entity that conducts business with Perella Weinberg Partners?
Yes/No If Yes, please provide details: ____________________________________________.

Question 15:	In the past year, have you been charged with, convicted of or pled guilty or nolo contendere (no contest) in a domestic, foreign, or military court to any felony?
Yes/No If Yes, please provide details: ____________________________________________.

Question 16:
In the past year, have you been charged with, convicted of or pled guilty or nolo contendere (no contest) in a domestic, foreign, or military court to a misdemeanor involving: investments or an investment-related business, or any fraud, false statements, or omissions, wrongful taking of property, bribery, perjury, forgery, counterfeiting, extortion, or a conspiracy to commit any of these offenses?

Yes/No If Yes, please provide details: ____________________________________________.

Question 17:
Have you ever been involved in a violation of investment-related statutes or regulations or had a court dismiss, pursuant to a settlement agreement, an investment-related civil action brought against you by a state or foreign financial regulatory authority?

Yes/No If Yes, please provide details: ____________________________________________.

Date Report Submitted:
Print Name:
Signature:
Title:

January 2016                                            21

Appendix D
Perella Weinberg Partners
Quarterly Accounts, Holdings,
Transactions & Outside Affiliations Report

For the Calendar Quarter ended _______________________.
I acknowledge that I have received and reviewed the attached Personal Trading Accounts Policy (the “PTA Policy”).
I further certify, that I have no knowledge of the existence of any personal conflict of interest relationship which may involve any fund of the Firm or client, such as the existence of any economic relationship between my transactions and securities held or to be acquired by any such fund.
Please review the Trading Accounts and transactions in Covered Securities below and then answer the questions below.
If you have any questions, feel free to contact the Compliance Group. Thank you for your assistance.
Accounts Certified*:

Managed Accounts
Name of Broker, Dealer or Bank for Account	Account Number / Name	Date Established

Open-End Mutual Fund Accounts
Name of Broker, Dealer or Bank for Account	Account Number / Name	Date Established

Personal Trading Accounts
Name of Broker, Dealer or Bank for Account	Account Number / Name	Date Established

Holdings Certified*:

Account	Holding	Type	Quantity	Price	Value

January 2016                                            22

Transactions Certified*:

Date of Transaction	Title of Security	Ticker Exchange Symbol or CUSIP number (as applicable)	Interest Rate & Maturity Date (if applicable)	Number of Shares	Principal Amount of Transaction	Nature of Transaction (Purchase, Sale, Other)	Price (and Currency)	Broker/ Dealer or Bank Through Whom Effected

Private Investments Certified*:

Holding	Type	Quantity	Price	Value

Outside Affiliations Certified*:

Company	Date Started	Date Ended	Role	Category	Affiliation By	Description of Role

*Attach additional sheets, if necessary, or provide statements containing the relevant information.
Accounts, Holdings Transactions & Outside Affiliations Questions:

Question 1:	Are all Trading Accounts and Holdings that have been or are required to be disclosed listed above?
Yes/No If you answered No, please fill in the information in the space provided above under “Accounts Certified” and/or “Holdings Certified” and return to Compliance.

Question 2:
Have you directed the broker of each of your Personal Trading Accounts in which securities are held to supply to Compliance duplicate copies of the monthly or regular statements and trade confirmations for all accounts in which securities are held?

Yes/No
If you answered No, please contact Compliance.

Question 3:
Are all transactions in Covered Securities in Personal Trading Accounts that were effected during the previous quarter reflected in the brokerage statements and trade confirmations that are automatically forwarded to Compliance?

Yes/No If you answered No, please fill in the information in the space provided above under “Transactions Certified” and return to Compliance.

Question 4:
For any Personal Trading Accounts and Open-End Mutual Fund accounts listed above, I do not hold any Proprietary Funds in such accounts. (A Proprietary Fund would be the GAI Agility Income Fund and the ACI Alternatives Income Fund (ALNNX)).

January 2016                                            23

True/False If False, explain: ___________________________________________________________.

Question 5:
For any Managed Accounts listed above, I do not have any authority, directly or indirectly, to influence, direct or effect specific investment decisions with respect to the assets held in such accounts.

True/False If False, explain: ___________________________________________________________.

Question 6:
For any Managed Accounts listed above, I did not (a) suggest that the trustee or third-party discretionary manager make any particular purchases or sales of securities; (b) direct the trustee or third-party discretionary manager to make any particular purchases or sales of securities; or (c) consult with the trustee or third-party discretionary manager as to particular investment allocations.

True/False If False, explain: ___________________________________________________________.

Question 7:	Are all Private Investments and Outside Affiliations that have been or are required to be disclosed listed above?
Yes/No If No, please complete the Private Investment Pre-Approval Form and Outside Activities Pre-Approval Form accessible via the Intranet and return to Compliance.

Question 8:	Are all Private Investments and Outside Affiliations listed above current?
Yes/No If No, please specify end or sale date.

Question 9:
All gifts and business entertainment that I have given and received have been disclosed to the Firm in accordance with Firm policies and procedures. (Note: Employees are prohibited from giving or receiving gifts in excess of $100 per person per year. If a provider of entertainment does not accompany you to the event, it should be considered a gift for reporting purposes. Employees should obtain pre-approval from their supervisor (after consulting with Compliance) for the provision or receipt of business entertainment: (i) that is expected to have a value greater than $250 per person; or (ii) the total cost of which is expected to exceed $5,000).

Yes/No If No, please provide details: ____________________________________________.

Question 10:
I have not made any political contributions to any person currently holding or running for a position with any U.S. State or local government without providing disclosure to, and receiving written permission from Compliance.

True/False If False, please provide details of the undisclosed contribution: __________________.

Question 11:	In the past year, have you been charged with, convicted of or pled guilty or nolo contendere (no contest) in a domestic, foreign, or military court to any felony?
Yes/No If Yes, please provide details: ____________________________________________.

Question 12:
In the past year, have you been charged with, convicted of or pled guilty or nolo contendere (no contest) in a domestic, foreign, or military court to a misdemeanor involving: investments or an investment-related business, or any fraud, false statements, or omissions, wrongful taking of property, bribery, perjury, forgery, counterfeiting, extortion, or a conspiracy to commit any of these offenses?

Yes/No If Yes, please provide details: ____________________________________________.

January 2016                                            24

Question 13:
Have you ever been involved in a violation of investment-related statutes or regulations or had a court dismiss, pursuant to a settlement agreement, an investment-related civil action brought against you by a state or foreign financial regulatory authority?

Yes/No If Yes, please provide details: ____________________________________________.

Date Report Submitted:
Print Name:
Signature:
Title:

January 2016                                            25